Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of World Gold Trust (the “Trust” or “Registrant”) on Form 10-Q for the quarter ended June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph R. Cavatoni, principal executive officer of WGC USA Asset Management Company, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Joseph R. Cavatoni
Joseph R. Cavatoni**
Principal Executive Officer
August 6, 2025

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.
**	The Registrant is a trust and Mr. Cavatoni is signing in his capacity as Principal Executive Officer of WGC USA Asset Management Company, LLC, the Sponsor of the Trust.